December 2, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

In re:           Green Planet Bioengineering Co. Limited.
File#:           000-52622
FEI#:           37-1532842

Ladies and Gentlemen:

We have read the statements by Green Planet Bioengineering Co. Limited. included under Item 4.01 of its Report on Form 8-KA dated December 2, 2011, and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between Green Planet Bioengineering Co. Limited. File #: 000-52622 and Jewett, Schwartz, Wolfe and Associates has ceased.

Very truly yours,

/s/ Jewett, Schwartz, Wolfe and Associates
 Jewett, Schwartz, Wolfe and Associates

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